                                  Exhibit 11
                                  ----------

                Statement re-computation of per share earnings.
                -----------------------------------------------

1.     Earnings Per Share
       ------------------

   The earnings per share is based on the weighted average number of common stock and common equivalent shares outstanding. The calculation is as follows:

                6 months ended                         6 months ended
                June 30, 1995                          June 30, 1994
                ---------------                        ---------------
Primary         $ 3,130,085 - $99,372 = .18            $ 1,745,657 - $99,372 =  .10
                ---------------------                  ---------------------
                 16,618,150                             16,129,733

Fully Diluted   $ 3,130,085 =  .14                     $ 1,745,657 =  .09
                -----------                            -----------
                 22,012,438                             19,051,293

                 3 months ended                         3 months ended
                 June 30, 1995                          June 30, 1994
                 --------------                         --------------

Primary          $ 2,377,720 - $49,686 =  .14           $ 1,102,628 - $49,686 =  .07
                 ---------------------                  ---------------------
                  16,590,877                             16,129,733

Fully Diluted     $ 2,377,720 =  .11                    $ 1,102,628 =  .06
                  -----------                           -----------
                  $22,039,710                           $19,051,293